CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                LRS CAPITAL INC.

                  Pursuant to the General Corporation Law of the State of Delaware ("GCL"), it is hereby certified that:

                  1. The present name of the corporation (hereinafter called the "corporation") is LRS Capital Inc. The date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware was October 7, 1998.

                  2. The certificate of incorporation of the corporation is hereby amended by deleting the paragraphs under Article Fourth and in their stead substituting the following:

                           The total number of shares of capital stock shall be
                  15,000,000, all of which shall be Common Stock, par value $.001 per share.

                           No holder of shares of the Corporation of any class,
                  now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

                  3. Except as otherwise amended hereby, the provisions of the certificate of incorporation of the corporation are in full force and effect.

                  4. The amendment to the certificate of incorporation has been duly adopted in accordance with the provisions of Section 242 of the GCL, by resolution of the Board of Directors of the corporation and by the written consent of all the holders of the outstanding stock entitled to vote thereon.

                  IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment on this 2nd day of December 1999.

                                                /s/ David Roff
                                                ----------------------------
                                                 David Roff, President

ATTEST:

/s/ Bruce Scheschuck
-----------------------------------
Brice Scheschuck, Secretary